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                                                                    EXHIBIT 10.7

                                     LEASE

Lease made July 22, 1988 by and between Gallup & Hall partnership with offices at 6 Mill Street, Marlow, New Hampshire (Landlord) and PC Connection, Inc., a New Hampshire corporation located at 6 Mill Street, Marlow, New Hampshire (Tenant).

In consideration of the mutual covenants herein contained, the Landlord agrees to lease to Tenant and the Tenant agrees to lease from Landlord, the following described premises under the following conditions:

1. PREMISES. The premises to be leased consist of two adjoining parcels known as 450 Marlboro Street in Keene, New Hampshire and an approximately 12,400 square foot building situated thereon together with any parking spaces thereon, further described in a deed of even date hereof and recorded at Volume _____, Page ______ in the Cheshire County Registry of Deeds.

2. TERM. The Lease shall commence on the date hereof and shall continue in force for twenty (20) years, terminating on July 21, 2008.

3. RENT. Tenant shall pay as rent to the Landlord, the sum of $3,900 per month, or part thereof, payable in advance, during the first three (3) years of the Lease. For the next three (3) years, and again every three (3) years thereafter until the termination of the Lease, the rent shall be increased the same percentage as the increase in the Consumer Price Index (CPI) for the Boston Metropolitan Area. If the CPI remains the same or decreases, the rent payable herein shall remain the same as the preceding three (3) year period. In the event the CPI is no longer reported, an equivalent measure will be used.

4. POSSESSION. Tenant currently has possession of the premises and shall continue to have possession of the premises upon the execution of this Lease.

5. COVENANTS. Landlord warrants that it is the true owner of record of the Premises. Landlord covenants that so long as Tenant pays the rent and performs its covenants, Tenant shall peaceably and quietly have, hold, enjoy and have the exclusive use of the premises for the term provided.

     Tenant covenants that it will undertake only lawful business on the premises and that it will comply with all applicable laws and regulations, and that it will not operate any business so as to constitute a nuisance. Tenant covenants that at the end of the Lease term, or the renewal period, it will return the premises to the Landlord in its original condition, subject to reasonable wear and tear and subject to such
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improvements that Tenant does not remove.

6. IMPROVEMENTS. Tenant may make reasonable improvements to the premises including the erection of signs, at its expense. Tenant shall promptly pay for all material and labor for said improvements and shall have the option of removing any of the improvements at the end of the Lease period unless removal will cause damage to the premises; all removal shall take place no later than 30 days after the end of the Lease period. Tenant shall make no structural changes to the building without the prior written consent of the Landlord.

7. ASSIGNMENT. Tenant may assign this Lease to its subsidiary, sister or parent corporation; notice of which will be given to Landlord. Tenant will not otherwise assign or sublet this Lease without the Landlord's consent; which consent it will not unreasonably withhold. Landlord may assign this Lease to banks or other financial institutions for the purpose of securing loans made by it.

8. REPAIR. Landlord shall keep the buildings' roof and structure in good repair; Tenant shall make all other necessary repairs to the premises, including the heating, electrical and plumbing systems. Reasonable wear and tear shall be allowed.

9. UTILITIES. Tenant shall pay all utilities and services including water and sewer charges, snow removal, trash removal, lawn mowing, janitorial, heat, electricity, telephone and any other utility.

10. TAX. Tenant shall be responsible for all real property taxes assessed against the premises.

11. INSURANCE Tenant shall maintain adequate fire and extended hazard insurance (all risk policy) on the building and shall maintain adequate insurance on its contents and property on the premises, including improvements within the building. Tenant and Landlord shall each maintain adequate general liability insurance, with waivers of subrogation. Policies of insurance shall be presented for review upon the reasonable request of the other party.

12. EMINENT DOMAIN. If there is any taking by eminent domain that materially affects Tenant's use and enjoyment of the premises, this Lease shall, at the option of Tenant, terminate when title vests with the taking authority. Tenant shall have the right to present claims for its damages to the taking authority. Rent shall be apportioned as of the date of termination, and any sums of Tenant held by Landlord shall be returned.
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13.  TERMINATION.  If Tenant defaults in the payment of rent, Landlord may notify Tenant, in writing, of such default. If Tenant does not cure the rent default within 15 days of such notice, then Landlord may give Tenant a 30 day written notice of termination. If at the end of the 30 days, Tenant has not cured the rent default, Landlord may declare this Lease terminated, and Tenant shall quit and surrender the premises. If after the 30 day period Tenant has not quit the premises, then Tenant shall be responsible for all costs of eviction thereafter, including attorney's fees.

14. DAMAGE. If the building is damaged by fire or other hazard or any other cause, so that the damage equals or exceeds 10% of the replacement value of the building or the premises cannot be reasonably used for the purposes for which they were leased, then Tenant, no later than 15 days following the damage, may elect to terminate the Lease upon 30 days, written notice. If Tenant elects not to terminate the Lease, then the rent shall be reasonably reduced to reflect the reduction in use of the premises. If the damage equals or exceeds 50% of the replacement value of the building, Landlord, no later than 15 days following the damage, may elect to terminate the Lease upon 30 days, written notice. If Landlord elects not to terminate the Lease, then repair and restoration of the premises will be made as soon as possible, during which time the rent shall be reduced to reflect the reduction in use of the premises; rent shall be abated if no use can be made of the building during that time.

15. SHOWING. Landlord may show the premises from time to time during the lease term, at a time agreeable to Tenant. Tenant may refuse showing to persons reasonably believed to be gathering information for competitive business purposes.

16. HOLD HARMLESS. Tenant agrees to save the Landlord harmless from and indemnify Landlord against, any and all claims, actions or damages resulting from any act omission, or negligence of Tenant or subtenant taking place within the building or directly caused by Tenant or its agent on the premises, or in connection with making any improvements, unless any such claim, action or damage results from any act, omission or negligence of a third party on the premises, not on business with the Tenant. Landlord agrees to save the Tenant harmless from and indemnify Tenant against, any and all claims actions or damages resulting from any act, omission or negligence of Landlord or its agent.

17. GENERAL. This Lease represents the entire and exclusive understanding between the parties. This Lease agreement shall be binding on the parties, their heirs, legal representatives, assigns and successors. Failure to exercise any rights herein shall not prejudice the parties in any future exercise of their rights.
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IN WITNESS WHEREOF:  The Parties hereto have set their hands on the date first written, at Marlow, New Hampshire.

                                    Gallup & Hall                  (Landlord)


/s/ Steve Markiewicz                By: /s/ David Hall
--------------------                    ---------------
                                        David Hall, Partner

                                    By: /s/ Patricia Gallup
                                        -------------------
                                        Patricia Gallup, Partner



                                    PC Connection, Inc.            (Tenant)


/s/ Steve Markiewicz                By: /s/ Charles H. Morang III
--------------------                    -------------------------
                                        Charles H. Morang, III
                                        Director of Operations
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                              AMENDMENT TO LEASE


The Lease entered into by and between Gallup & Hall partnership (Landlord) and PC Connection, Inc. (Tenant) dated July 22, 1988 is hereby amended as follows:

Item  Replace Indicated Lease Section with:
----  ------------------------------------

1    1.   PREMISES.  The premises demised consist of the property known as 450
     Marlboro Street in Keene, New Hampshire, together with the 22,140 square foot building and parking space thereon, being all the premises conveyed to Gallup & Hall by Deed dated July 28, 1989 and recorded at Volume 1299, Page 187 of the Cheshire County Registry of Deeds.

2    3.   RENT.  Tenant shall pay as rent to the Landlord, the sum of $7,000 per month, or part thereof, payable in advance, during the first three (3) years of the Lease. For the next three (3) years, and again every three
     (3) years thereafter until the termination of the Lease, the rent shall be increased the same percentage as the increase in the Consumer Price Index
     (CPI) for the Boston Metropolitan Area. If the CPI remains the same or decreases, the rent payable herein shall remain the same as the preceding three (3) year period. In the event the CPI is no longer reported, an equivalent measure will be used.

This Amendment shall have an effective date of January 1, 1990. All other provisions of the Lease, including date of termination, shall continue in full force and effect.

IN WITNESS WHEREOF: The Parties hereto have set their hands this 13th day of March, 1990 at Marlow, New Hampshire.


                                         Gallup & Hall  (Landlord)

/s/ Steve Markiewicz                     By: /s/ David Hall
--------------------                         --------------
                                             David Hall, Partner

                                         By: /s/ Patricia Gallup
                                             -------------------
                                             Patricia Gallup, Partner
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                                         PC Connection, Inc.  (Tenant)


_______________________________          By: /s/ Ronald J. Karvosky
                                             ----------------------
                                             Ronald J. Karvosky, Controller